EXHIBIT 5.1

                  [CADWALADER, WICKERSHAM & TAFT LETTERHEAD]


                                  June 18, 1999



Marine Transport Corporation
1200 Harbor Boulevard
Weehawken, New Jersey 07087

   Re:      Marine Transport Corporation
            Registration Statement On Form S-8
            ----------------------------------

Ladies and Gentlemen:

We have acted as counsel to Marine Transport Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to, among other things, the offer and sale of up to an aggregate of 825,000 shares (the "Incentive Shares") of its Common Stock, par value $.50 per share, issuable pursuant to the Company's Amended and Restated 1998 Incentive Equity Plan (the "Incentive Plan"), and the offer and sale of up to an aggregate of 150,000 shares (the "Non-Employee Shares", and together with the Incentive Shares, the "Shares") of its Common Stock, par value $.50 per share, issuable pursuant to the Company's Amended and Restated 1998 Stock Option Plan for Non-Employee
Directors (the "Non-Employee Plan", and together with the Incentive Plan, the "Plans").

We are members of the Bar of the State of New York, and in rendering the opinion below, we do not purport to be an expert in, or express any opinion concerning, the laws of any jurisdiction other than the substantive laws of the State of New York and the General Corporation Law of the State of Delaware (in each case without regard to conflicts of law principles).

Based on the  foregoing,  we are of the opinion that the Shares,  when issued in
accordance   with  the   Plans,   will  be  validly   issued,   fully  paid  and
non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.


                                          Yours very truly,

                                          /S/ CADWALADER, WICKERSHAM & TAFT